EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report included in the Registration Statement on Form SB-2 and related Prospectus of Timeshare Holdings, Inc. for the registration of shares of its common stock.

/s/Chisolm Bierwolf & Nielsen

Chisolm Bierwolf & Nielsen, LLC

Dated: August 10, 2007